1st Quarter 2002 Earnings Teleconference January 22, 2002


Lucent Technologies
Bell Labs Innovations
600 Mountain Avenue
Murray Hill, NJ 07974-0636
1-888-4-Lucent
We make the things that make communications work.™

1st Quarter 2002 Earnings Teleconference Introduction

Barbara Gasper
IR Vice President

Forward-Looking Statement Disclosure

This presentation includes some forward-looking statements about our expectations for our future performance. Actual results could differ materially from those suggested by our comments today. Additional information about factors that could affect future results are addressed in our SEC filings, including our Form 10-K, 10-Q, and 8-Ks. A summary is included at the end of this presentation.

Financial information in this presentation is pro-forma for continuing operations and excludes amortization of goodwill and other acquired intangibles, business restructuring charges, and the results and the gain on the sale of our Optical Fiber business.

1st Quarter 2002 Earnings Teleconference Opening Remarks

Pat Russo
President & CEO

1st Quarter 2002
Earnings Teleconference
Opening Remarks

Henry Schacht
Chairman

1st Quarter 2002
Earnings Teleconference
Financial Review

Frank D'Amelio
CFO

Pro Forma Quarterly Results Highlights

	Q102	Q401	Q1 vs. Q4
Revenues ($M)	$3,465	$4,752	↓ 27.1%
Gross Margin	13.7%	11.5%	↑ 2.2 pts
SG&A ($M):			
incl. provisions	$1,143	$1,136	↑ 0.6%
excl. provisions	$ 692	$ 839	↓ 17.5%
R&D ($M)	$ 608	$ 725	↓ 16.1%
EPS – Cont. ops.	($0.23)	($0.28)	↑ 17.9%

Longer-term Gross Margin Contributors



14%
7-9%
3-4%
3-4%
2-5%
2-5%
35%
Q1 '02 Base Rate
Volume and Mix
One-Time Items
Cost Reductions
Product/ Market Rationalization
New Products
Steady-State Target Run Rate

Pro Forma Quarterly Results Highlights

	Q102	Q401	Q1 vs. Q4
Revenues ($M)	$3,465	$4,752	27.1%
Gross Margin	13.7%	11.5%	2.2 pts
SG&A ($M):			
incl. provisions	$1,143	$1,136	0.6%
excl. provisions	692	839	17.5%
R&D ($M)	$ 608	$ 725	16.1%
EPS – Cont. ops.	($0.23)	($0.28)	17.9%

Total Restructuring Efforts

	Phase I		Phase II	
	Plan	Actual	Plan	Progress
Reduce:				
Annual exp. run-rate	$2 B	$2 B	$2 B	$1.6 B
Working capital	$2 B	$3 B	$1 B	$400 M
Planned Cap Ex	$400 M	$700 M	$750 M	On track
Headcount reductions	10,000	10,500	15-20,000	17,600
Outsourcing	6,000	4,000		
Voluntary retirement plan		-	8,500	8,500
BRR Charge	$1.2-1.6 B	$3.4 B	$7-9 B	$8 B

Headcount Reconciliation

December 31, 2000 Headcount	**106,000***
Phase I restructuring	(10,500)
Voluntary retirement plan	(8,500)
Optical Fiber Systems divestiture	(4,100)
Contract manufacturing	(3,300)
Phase II actions since July	(17,600)
Sub-total	(44,000)
December 31, 2001 Headcount	**62,000**

* excluding Agere

At the high end of our target range ahead of plan

Operating Cash Flow Review
(including Optical Fiber)

($ millions)	Q102	FY01 Q4	FY01 Q3	FY01 Q2	FY01 Q1
Cash used in Op. Activities	($408)	($ 486)	($ 110)	($1,548)	($1,277)
Capital Spending	(116)	(288)	(350)	(423)	(329)
Sub-total	(524)	(774)	(460)	(1,971)	(1,606)
BRR – Cash Component	301	343	153	57	-
A/R Securitization	110	151	(435)	600	(600)
Operating Cash Flow	($113)	($ 280)	($ 742)	($1,314)	($2,206)

Significant improvement in operating cash flow over the past year

Cash & Debt Summary

($ in millions)	Dec. 2001	Sept. 2001	June 2001
Cash	$3,069	$ 2,390	$ 2,285
Short-term Debt:			
Credit Facilities	-	1,000	2,300
July '01 Notes	-	-	750
Other	77	135	165
Long-term Debt	3,262	3,274	2,995
Total Debt	$3,339	$ 4,409	$ 6,210
Convertible Pref'd (Gross)	$1,885	$ 1,885	$ 0

Vendor Finance Summary

($ millions)	Dec. 2001	Sept. 2001	Dec. 2000
Drawn commitments	$ 1,169	$ 2,956	$2,583
Available but not drawn	971	1,447	3,117
Not available	347	911	1,815
TOTAL	$ 2,487	$ 5,314	$7,515

Total vendor finance exposure continues to decrease significantly

Key Financial Takeaways

($ billions)	1Q02	1Q01	Yr-over-Yr	
Operating Cash Flow	($ 0.1)	($ 2.2)	↑	95%
Change in Expense Run Rate (annualized - excluding bad debt & customer financing)	($ 3.6)	baseline	↓	$3.6
Headcount	62,000	106,000	↓	42%
Vendor Finance Total Commitments	$ 2.5	$ 7.5	↓	67%

Continue to make significant progress on several key issues

1st Quarter 2002
Earnings Teleconference
Q&A Session

1st Quarter 2002 Earnings Teleconference Closing Comments

Henry Schacht
Chairman

Forward-Looking Statement Disclosure

This presentation contains, or refers to, forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include: the failure of the telecommunications market to improve or improve at a slower pace than we anticipate, our ability to comply with covenants and restrictions of our credit facilities and to complete our intended spin-off of Agere, our ability to secure additional sources of funds on reasonable terms if our sources of liquidity are unavailable, our reliance on key customers and our vulnerability to the loss of one or more key customers and to downturns in our customers' businesses, our ability to compete effectively and enhance our existing products and keep pace with technological advances in our industry, reliance on major suppliers, customer demand for our products and services, control of costs and expenses, credit concerns in the emerging service provider market, our credit rating and ability to provide customer financing when appropriate, the timely implementation of our restructuring and financial plans and the benefits we anticipate they will provide, general industry and market conditions and growth rates and general domestic and international economic conditions including the global economic slowdown and interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Lucent with the Securities and Exchange Commission. In addition, see the prospectus and reports filed by Agere with the SEC for a further list and description of risks and uncertainties related to Agere. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, Lucent disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.